SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2016

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2016, Capnia, Inc. (“Capnia” or the “Company”), signed an exclusive nationwide Transfer and Distribution Agreement (the “Distribution Agreement”) with Bemes, Inc. (“Bemes”) to market and distribute the CoSense® End-Tidal Carbon Monoxide (ETCO) Monitor and Precision Sampling Sets. The Distribution Agreement is effective as of January 26, 2016. Under the terms of the Distribution Agreement, Bemes will have the exclusive right for sales, marketing, distribution and field service activities for CoSense in the United States. Capnia’s lead commercial product, CoSense, is based on the Sensalyze™ Technology Platform. It is a portable, non-invasive device that rapidly and accurately measures carbon monoxide (CO) in exhaled breath. CoSense has 510(k) clearance for sale in the U.S. and has received CE Mark certification for sale in the European Union.

Item 8.01.	Other Events

On January 26, 2016, the Company issued a press release announcing that it had entered into a Distribution Agreement with Bemes, a leading medical equipment master distributor, to market and distribute CoSense End-Tidal Carbon Monoxide Monitor and Precision Sampling Sets.

Item 9.01.	Financial Statements and Exhibits.

10.1 Transfer and Distribution Agreement dated January 26, 2016

99.1 Press Release issued on January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

Date: January 28, 2016

	By:	/s/ David O’Toole
David O’Toole
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transfer and Distribution Agreement: United States, by and between the Company and Bemes, signed January 26, 2016

99.1	Press release issued by the Company, dated January 26, 2016